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                                                                    EXHIBIT 21.1

                       WALKER INTERACTIVE SYSTEMS, INC.
                                   FORM 10-K
                                 SUBSIDIARIES



Walker Interactive Products International, Inc.                United States
Walker Solutions Group, Limited                                United Kingdom
Walker Financial Solutions Limited                             United Kingdom
Global Business Consulting Solutions, Ltd.                     United Kingdom
Global Business Solutions Holdings, Inc.                       United States
Business Consulting Solutions, Inc.                            United States
Global Business Consulting Solutions, Inc.                     United States
Walker Interactive Systems Pty. Limited                        Australia
Walker Interactive (Singapore) Pte. Limited                    Singapore
Walker Interactive Systems (Hong Kong) Limited                 Hong Kong
Revere, Inc.                                                   United States
Walker Canada, Inc.                                            Canada
Revere International PLC                                       United Kingdom